PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER CALL FOR FIRST TRUST SENIOR FLOATING RATE INCOME FUND II

WHEATON, IL -- (BUSINESS WIRE) -- February 7, 2013 -- First Trust Advisors L.P. ("FTA") announced today that its Leveraged Finance Investment Team, portfolio manager for the First Trust Senior Floating Rate Income Fund II (NYSE: FCT), intends to host a conference call on THURSDAY, FEBRUARY 21, 2013 AT 4:15 P.M. EASTERN TIME. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 88747258. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 585-8367; International (404) 537-3406; and Passcode # 88747258. The replay will be available after the call until 11:59 P.M. Eastern Time on Thursday, March 21, 2013.

FTA has served as the Fund's investment advisor since the Fund's inception. The Leveraged Finance Investment Team of FTA assumed the day-to-day responsibility for management of the Fund's portfolio on October 10, 2010. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of over $67 billion as of January 31, 2013, through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to FCT. The Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN - (630) 915-6784

----------------------------------
Source:  First Trust Advisors L.P.